Exhibit 99.1

NEWS RELEASE	te.com

TE Connectivity announces pricing of €550 million 0.000% senior notes offering

SCHAFFHAUSEN, Switzerland – Feb. 1, 2021 – TE Connectivity Ltd. (NYSE: TEL) (“TE Connectivity”) today announced that its wholly-owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), has priced an offering of €550 million aggregate principal amount of its 0.000% senior notes due 2029.

The offer is being made pursuant to an effective registration statement filed by TE Connectivity and TEGSA on December 17, 2018, which includes a prospectus, and a prospectus supplement dated February 1, 2021.

The €550 million senior notes due 2029 will be issued at a price of 99.101% and will have a stated interest rate of 0.000% per year, payable annually.

TE Connectivity intends to use the net proceeds of this offering for general corporate purposes.

BofA Securities Europe SA, Citigroup Global Markets Limited and J.P. Morgan Securities plc are joint book-running managers for this offering, which is expected to close on February 16, 2021.

A copy of the base prospectus in the registration statement or the prospectus supplement for the offering can be obtained from the Securities and Exchange Commission’s website at www.sec.gov, or from BofA Securities Europe SA by calling toll free 1-800-294-1322, or from Citigroup Global Markets Limited, c/o Broadridge Financial Solutions,1155 Long Island Avenue, Edgewood, NY 11717, by calling toll free 1-800-831-9146, or by emailing prospectus@citi.com, or from J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of International Syndicate, or by calling +44-207-134-2468, or by emailing emea_syndicate@jpmorgan.com.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With approximately 80,000 employees, including more than 7,500 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of the coronavirus disease 2019 (“COVID-19”) negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2020 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations: Rachel Quimby TE Connectivity 610-893-9593 Rachel.Quimby@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com